MFS Total Return Fund, MFS Research Fund and MFS International New Discovery Fund, each a series of MFS Series Trust V, redesignated classes of shares and established new classes of shares as described in the prospectus supplements contained in Post-Effective Amendment No. 58 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.